COAL SALES FEE AGENCY AGREEMENT

This COAL SALES FEE AGENCY AGREEMENT (this “Agreement”) dated December 5, 2017 effective as provided for herein, is between Rhino Energy LLC (“Rhino”) and Royal Energy Resources, Inc. (“Agent”). For purposes of this Agreement, Rhino and its Affiliates and subsidiaries, are sometimes referred to individually as “Producer” and collectively as the “Producers”. Each of the Agent and the Producers are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITAL

WHEREAS, the Producers are in the business of mining, marketing and selling Coal and desire to appoint the Agent as their agent to market and sell Coal to the Covered Buyers (as defined herein), subject to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1. Definitions.

(a) For purposes of this Agreement, unless the context otherwise requires:

“Affiliate” shall mean (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is controlled by a Person that controls, a Party to this Agreement; or (ii) a Person of which the Party is a beneficial owner of ten percent (10%) or more of any class of equity security or interest, provided that for purposes of this Agreement, Rhino and Agent shall not be consider Affiliates of each other.

“Business Day” shall mean each day which is not a Saturday, Sunday or legal holiday in Lexington, Kentucky.

“Coal” shall mean merchantable and saleable metallurgical and PCI coal (together, “Met Coal”) and/or steam coal (“Steam Coal”) produced from coal or coal fines by any Producer or any of their respective contractors or Affiliates.

“Control” or any variation thereof shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract or otherwise.

“Covered Buyers” shall mean, collectively, all buyers of Coal from the Producer which are introduced to the Producer by the Agent, and which have not purchased Coal from the Producer in the two (2) year period prior to the first sale of Coal by the Producer to the buyer through the Agent.

“Effective Date” shall mean the date upon which Rhino refinances its Senior Secured Credit Facility with PNC Bank. N.A., as amended and restated, but not later than April 1, 2018. In no event shall this Agreement become effective if such effectiveness would result in a default or potential event of default under Rhino’s then-existing credit facility.

“Person” shall mean an individual, corporation, partnership, Limited Liability Company, joint stock company, trust, association, unincorporated entity, or any division thereof.

“Sales Contract” shall mean any Coal sales contract, including, but not limited to term contracts and spot orders, entered into between a Covered Buyers by a Producer for the sale of Coal during the term of this Agreement.

“Short Ton” shall mean a unit of weight of coal equal to exactly 2,000 pounds.

(b) For purposes of this Agreement:

(i) Words importing the singular number or the plural number shall be deemed to include the plural number or the singular number, respectively;

(ii) References to statutes, ordinances or regulations shall include any statutes, ordinances or regulations amending, consolidating or replacing the same and all subordinate or other legislation from time to time relating thereto in connection therewith;

(iii) Any covenant, term, condition or provision of this Agreement to be performed or warranty, guarantee or indemnity given by two or more persons shall bind those persons jointly and each of them severally;

(iv) The headings contained herein are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the terms, conditions, sections or paragraphs of this Agreement nor in any way affect this Agreement;

(v) A reference to any Party or to any relevant statutory authority or governmental body or department shall be a reference to them as so constituted from time to time and shall include their successors and permitted assigns; and

(vi) A reference to any section, subsection or paragraph shall be a reference to a section, subsection or paragraph of this Agreement unless the context requires otherwise.

2. Agency Appointment; Fee Payments.

(a) Each Producer hereby appoints the Agent, as of the date hereof, as its non-exclusive agent, subject to the terms of Section 2(b) below, for sale and marketing of Coal for export to the Covered Buyers and entry into Sales Contracts on the terms and conditions set out in this Agreement, and the Agent hereby accepts such appointment.

(b) Without the prior written consent of the appropriate Producer, the Agent shall have no power, authority or ability to bind such Producer or any Affiliate thereof contractually or otherwise or to incur any debt, liability or obligation on behalf of such Producer. The Agent and its employees, agents and other representatives shall not hold themselves out as employees of either Producer, and shall not at any time enter into any contract with any person, firm or corporation that shall purport to bind either Producer in any manner whatsoever without prior written authority from such Producer, and any such contract entered into by the Agent shall be void and not binding upon such Producer. The Producers shall have no obligation to enter into any Sales Contract presented by the Agent, and the decision to enter into any such Sales Contract shall be made by the appropriate Producer in its sole and absolute discretion, it being understood that such Producer may (i) reject any offer, proposal or contract for the sale of Coal to the Covered Buyers, or (ii) require modifications thereto in any manner including, but not limited to, the terms, quality, specifications, price, tonnage, scheduling or any other provision of the proposed Sales Contract.

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(c) In consideration for the services provided by the Agent in accordance with Section 2(a) above, the Producers shall pay to the Agent a fee in the amount of (i) $0.25 for every Short Ton of Steam Coal or (ii) $1.50 for every Short Ton of Met Coal (other than sales of Met Coal involving Roger Buxton, in which case, Agent shall receive $0.50 per short ton of Met Coal), loaded and sold for export pursuant to a Sales Contract to a Covered Buyer in any given month during the term of this Agreement (the “Fee”).

(d) Fees per ton of Coal loaded and sold shall be paid by Producer to the Agent in U.S. Dollars on or before seventy two (72) hours following the Producer’s actual receipt of payment for such Coal from a Covered Buyer pursuant to a Sales Contract, unless a banking holiday occurs during such seventy two (72) hour period, in which case such period shall be extended for an additional twenty four (24) hours.

(e) Following termination or expiration of this Agreement, the Producers shall be obligated to pay the Agent the Fees with respect to any sales of Coal to the Covered Buyer in perpetuity and for so long as Producer shall sell Coal to a Covered Buyer, including with respect to Sales Contracts entered into prior to the termination or expiration of this Agreement and Sales Contracts first entered into with the Covered Buyer after the termination or expiration of this Agreement, except that any Covered Buyer that does not purchase Coal from any Producer during any two (2) consecutive year period subsequent to the date of this Agreement shall no longer be considered a Covered Buyer under this Agreement.

(f) Except with respect to that certain Producer, Castle Valley Mining LLC (“Castle Valley”), the Parties hereby acknowledge and agree that Producers shall be obligated to pay Fees pursuant to this Agreement retroactive to the date of the first Sales Contracts with a Covered Buyer. Sales Contracts with respect to a Covered Buyer from Castle Valley, if any, shall be payable to Agent only to the extent such Sales Contract occurs subsequent to the date of this Agreement.

(g) The Parties further agree that Agent may convert any Fees due and owing pursuant to this Agreement, with the prior written consent of Producer, at any time during the term of this Agreement, in exchange for unregistered Rhino common unit, at a price per common unit equal to seventy-five percent (75%) of the volume weighted average closing price of the common units for the ninety (90) trading days preceding the date of conversion.

3. Term of Agency.

(a) Notwithstanding any other provision of this Agreement to the contrary, the agency relationship created pursuant to Section 2 hereof shall have a term of one (1) year from the date hereof.

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(b) Notwithstanding the term set forth in Section 3(a) hereof, this Agreement shall terminate immediately upon the first of the following events to occur: Termination of one Party by the other Party for “cause,” which shall mean termination upon: (i) the willful and continued failure by the non-terminating Party to perform substantially its duties hereunder after 10 days written demand for substantial performance has been delivered to the non-terminating Party; (ii) the willful engaging by the non-terminating Party in gross misconduct materially and demonstrably injurious to the Terminating Party; (iii) breach of fiduciary duty involving personal profit by the non-terminating Party; (iv) the material breach of any provision of this Agreement by the non-terminating Party, which breach has not been cured within 10 days after delivery of notice thereof.

(c) The termination of this Agreement shall be without prejudice to the rights and liabilities of the Parties in respect of any matters arising before or resulting from such termination. Upon termination, the Agent shall be entitled to be paid for services rendered in accordance with Section 2(e) hereof.

4. Indemnity. Each Party (each an “Indemnifying Party”) shall jointly and severally indemnify and hold harmless the other Parties and such Parties’ respective Affiliates, managers, officers, directors, employees, agents, and other representatives from and against any and all claims, liabilities, damages and costs (including reasonable legal fees) resulting from any failure by the Indemnifying Party, or such Indemnifying Party’s Affiliates, managers, officers, directors, employees, agents and other representatives, to comply with any term or condition of this Agreement or any other documents or agreements relating hereto.

5. Relationship of Parties. The Agent and the Producer are independent contractors. The Agent and its agents, employees, or any person or entity performing for the Agent or on its behalf, are not and shall not be deemed to be employees, partners, or joint venturers of Producer. Unless otherwise provided for hereunder, the Agent and its agents, employees, and any other person or entity performing for the Agent or on its behalf, shall be responsible for any and all costs and expenses they might incur with respect to their efforts under this Agreement. The Producer shall not be required to withhold tax or pay any FICA tax or unemployment, workers’ compensation, or other insurance on behalf of the Agents or their employees.

6. Confidentiality.

(a) No Party shall disclose any of the terms of this Agreement to any Person, except to the extent that such disclosure is required by applicable law or regulation, or as may be reasonably required as part of the normal course of its business.

(b) The Agent acknowledges and agrees that the Producer’s operations, financial reports, customer information, strategic plan, salary and employee information, and other confidential information pertaining to the Producer’s operations and business affairs, as the same may exist from time to time, are valuable, special and unique assets of the Producer’s business, and the Agent shall not (without the Producer’s prior written consent), whether during the term of this Agreement or thereafter, for any reason other than in furtherance of the purposes of this Agreement, disclose any such information to any individual, firm, corporation, association, or other entity. The Producer may protect this interest by seeking and obtaining a court injunction. The provisions of this Section 6 shall survive the termination of this Agreement.

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7. Non-Circumvention. The Producers hereby irrevocably agree not to circumvent, avoid, bypass, or obviate Agent, directly or indirectly, to avoid payments or Fees, or any other form of compensations to Agent in any transaction with any corporation, partnership, or individual, revealed by Agent, in connection with and in furtherance of this Agreement, or any other transactions involving renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or otherwise with respect to Covered Buyers of Agent. Rhino and Producers covenant and agree not to purchase or form any other Person engaged in the mining or production of Coal unless that Person is made a Producer under this Agreement.

8. Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed, postage prepaid, addressed to the Parties as follows:

To Producer:

Rhino Resource Partners, LP

424 Lewis Hargett Circle

Lexington, Kentucky 40503

Attention: Richard Boone

Email: rboone@rhinolp.com

To Agent:

Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, SC 29401

Attention: William L. Tuorto

Email: williamtuorto@royalenergy.us

9. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the Parties.

10. Assignment. No Party may assign any obligations hereunder to any other Party without the prior written consent of the other Party. Notwithstanding, Agent may assign, with notice, and without Producer’s consent, to an entity in which it is a beneficial owner of on hundred percent (100%) or more of any class of equity security or interest.

11. Counterparts. This Agreement may be executed and delivered by each Party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

12. Entire Agreement. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein.

13. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective unless in writing and executed by Rhino and Royal. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any other occasion. No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

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14. Governing Law. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Kentucky.

15. Consent to Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Commonwealth of Kentucky, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any Party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any Party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each Party hereto hereby consents to service of process in any such proceeding in any manner permitted by Kentucky law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9 hereof is reasonably calculated to give actual notice.

16. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 17 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17. Joint and Several Liability. Each obligation described herein of Rhino and/or its subsidiaries, as the case may be, shall be a joint and several obligation of Rhino and its subsidiaries. If requested by Royal, then Rhino shall cause any of its subsidiaries to sign a counterpart signature page to this Agreement to evidence such joint and several liability.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RHINO:

RHINO RESOURCE PARTNERS, LP

By:	/s/ Richard A. Boone
Name:	Richard Boone
Its:	Chief Executive Officer

ROYAL:

ROYAL ENERGY RESOURCES, INC.

By:	/s/ Brian Hughs
Name:	Brian Hughs
Its:	Director

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